     As filed with the Securities and Exchange Commission on April __, 2000
                                                      Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 SPIGADORO, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Delaware                           13-3920210
--------------------------------------------------------------------------------
             (State or other jurisdiction              (I.R.S. employer
          of incorporation or organization)         identification number)

                 70 East 55th Street
                      24th Floor
                  New York, New York                        10022
--------------------------------------------------------------------------------
           (Address of Principal Executive                (Zip Code)
                       Offices)

                     Spigadoro, Inc. 1996 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                   Jacob Agam
                               70 East 55th Street
                                   24th Floor
                            New York, New York 10022
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 754-4271
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert G. Minion, Esq.
                            Steven M. Skolnick, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

                            ------------------------

                                     Calculation of Registration Fee
================================================================================================================================
                                                               Proposed                Proposed
       Title of Securities               Amount to be       Maximum Offering       Maximum Aggregate            Amount of
         to be Registered                 Registered       Price per Share (2)       Offering Price          Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per           500,000            $2.1875                 $1,093,750                   $289
share
================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers additional shares of common stock that may be issuable pursuant to the anti-dilution provision of the 1996 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) solely for purpose of calculating the registration fee. The price shown is the average of the high and low price of the common stock on April 27, 2000 as reported on The American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

                  (a) (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 30, 2000;

                      (2) Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 filed on April 27, 2000;

                  (b)      Our report on Form 8-K as filed on April 25, 2000;

                  (c) Our Registration Statement on Form 8-A declared effective on January 13, 2000, registering the common stock under the Exchange Act; and

                  (d) All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering, except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act.

Item 6.  Indemnification of Directors and Officers

                  Our Certificate of Incorporation, as amended, and By-Laws, as amended, provide that we shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of Spigadoro pursuant to our Certificate of Incorporation and By-Laws and the DGCL, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  Our Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director's duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

                  We have obtained and maintain a policy of insurance with a face amount of $3,000,000 (subject to certain deductible provisions and exclusions) covering our officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.

                  In addition, we entered into indemnification agreements with our directors and officers to indemnify, and advance expenses, to the fullest extent permitted by law. These agreements likewise do not eliminate a director's duty of care nor effect the availability of equitable remedies based upon a director's breach of the duty of care.

Item 8.  Exhibits

                  5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder

                  10.68 Spigadoro, Inc. 1999 Stock Option Plan (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

                  23.1     Consent of Deloitte & Touche LLP

                  23.2     Consent of Reconta Ernst & Young S.p.A.

                  23.3     Consent of Lowenstein Sandler PC (contained in
                           Exhibit 5.1)

                  24       Power of Attorney (included on page 7)

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of April, 2000.

                                     SPIGADORO, INC.

                                     /s/ Jacob Agam
                                     ---------------------------------
                                     By: Jacob Agam
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Klaus Grissemann and Jacob Agam or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                   Date
----                                -----                   ----

/s/ Jacob Agam
--------------------   Chairman of the Board and Chief         April 28, 2000
Jacob Agam             Executive Officer (principal
                       executive officer)

/s/ Carlo Petrini
--------------------   Co-Chairman of the Board                April 28, 2000
Carlo Petrini

/s/ Klaus Grissemann
--------------------   Chief Financial Officer and             April 28, 2000
Klaus Grissemann       Director (principal financial and
                       accounting officer)

/s/ Lucio De Luca
--------------------   Chief Operating Officer and Director    April 28, 2000
Lucio De Luca

/s/ Marc S. Goldfarb
--------------------   Director                                April 28, 2000
Marc S. Goldfarb

/s/ Robert Weiss
--------------------   Director                                April 28, 2000
Robert Weiss

/s/ Erich Weber
--------------------   Director                                April 28, 2000
Erich Weber

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

5.1 Opinion of Lowenstein Sandler PC with respect to the legality of the Common Stock to be registered hereunder.

10.68 Spigadoro, Inc. 1999 Stock Option Plan (incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Reconta Ernst & Young S.p.A.

23.3              Consent of Lowenstein Sandler PC (contained in Exhibit 5.1)

24                Power of Attorney (included on page 7)